UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Allied Healthcare Products, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 9, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110 at 9:00 a.m., Central Time, on Friday, November 13, 2009. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

We hope that you will attend the meeting and look forward to seeing you there.

Sincerely,

John D. Weil
Chairman of the Board

Earl R. Refsland
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS

Friday, November 13, 2009

To the Stockholders of
Allied Healthcare Products, Inc.:

The Annual Meeting of Stockholders of Allied Healthcare Products, Inc., a Delaware corporation (the “Company”), will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110 on Friday, November 13, 2009 at 9:00 a.m., Central Time, for the following purposes:

(1)	To elect five directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;
(2)	To ratify the adoption of the Allied Healthcare Products 2009 Incentive Stock Plan for Employees; and
(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on October 1, 2009 are entitled to notice of and to vote at the meeting. A list of stockholders of the Company at the close of business on October 1, 2009 will be available for inspection during normal business hours from October 20 through November 13, 2009 at the offices of the Company at 1720 Sublette Avenue, St. Louis, Missouri 63110 and will also be available at the meeting.

By Order of the Board of Directors,

Daniel C. Dunn
Vice President -- Finance, Chief Financial Officer
Secretary & Treasurer

St. Louis, Missouri
October 9, 2009

FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

TABLE OF CONTENTS

I.	QUESTIONS AND ANSWERS	1
II.	ELECTION OF DIRECTORS	4
III.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
IV.	EXECUTIVE OFFICERS	10
V.	EXECUTIVE COMPENSATION	11
VI.	COMPENSATION DATA	16
VII.	AUDIT COMMITTEE	20
VIII.	PROPOSAL 1: APPROVAL OF 2009 INCENTIVE STOCK PLAN	21
IX.	FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27
X.	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	27
XI.	GENERAL	28

ALLIED HEALTHCARE PRODUCTS, INC.
1720 Sublette Avenue
ST. Louis, Missouri 63110

ANNUAL MEETING OF STOCKHOLDERS
Friday, November 13, 2009

_________________________________________

I.	QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:
The Board of Directors of Allied Healthcare Products, Inc. (the “Company”, “we” or “our”) provides you these materials to solicit your proxy in connection with our annual meeting of stockholders (the “Annual Meeting”) and any and all adjournments thereof.  You are encouraged to vote on the proposals presented in these proxy materials.  You are invited to attend the Annual Meeting, but you do not need to attend to vote.  The Company first mailed these materials on October 9, 2009.

Q:	When and where is the Annual Meeting?

A:	We will hold the Annual Meeting on Friday, November 13, 2009 at 9:00 a.m. Central Time at our corporate headquarters, located at 1720 Sublette Avenue, St. Louis, MO 63110.

Q:	What information is contained in this Proxy Statement?

A:
The information in this Proxy Statement relates to the election of directors at the annual meeting, the voting process, our corporate governance, the compensation of our directors and most highly paid executive officers, information about our 2009 Incentive Stock Plan and other required disclosures.

Q:	Can I get electronic access to the proxy materials?

A:	These proxy materials, including our 2009 annual report to stockholders are available at www.alliedhpi.com.

Q:	Who is entitled to vote at the Annual Meeting?

A:
Stockholders of record at the close of business on Thursday, October 1, 2009 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 8,091,886 shares of common stock, each of which is entitled to one vote.  No cumulative voting rights exist under the Company’s Amended and Restated Certificate of Incorporation.  For information regarding the ownership of the Company’s Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see “Security Ownership of Certain Beneficial Owners and Management.”

Q:	How do I vote my shares?

A:
If you are a stockholder of record and you attend the meeting, you may vote by ballot.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may also direct how your shares are voted without attending the Annual Meeting.  If you are a stockholder of record, you may vote by proxy by completing and returning the enclosed proxy card.

Q:	How do I vote if my shares are held in “street name?”

A:
If you hold your shares in “street name,” (i.e., you hold the shares through a broker, bank or other intermediary), as opposed to holding them “of record,” you will receive a form from your broker or bank seeking instruction as to how your shares should be voted.  If you desire to vote shares held in street name in person at the meeting, you need to contact your broker or intermediary and ask how to obtain a “legal proxy” to directly vote such shares.

Q:	What am I voting on?

A:
The matters to be voted upon this year are the election of our Board of Directors and ratifying the adoption of the Allied Healthcare Products 2009 Incentive Stock Plan (the “2009 Stock Plan”).  Common stockholders may also vote on any other matter that is properly brought before the meeting.

Q:	Who are the nominees for directors?

A:	We have five directors who are standing for election. We describe each director in this Proxy Statement.

Q:	How does the Board recommend I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of the 2009 Stock Plan.

Q:	How will my employee stock purchase plan shares be voted?

A:
Shares of Common Stock held by participants in Allied Healthcare’s employee stock purchase plans will be voted in accordance with instructions provided on a separate card given to participants in such plans.

Q:	How are votes counted?

A:
In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” for some or all of the nominees.  In the approval of the 2009 Plan you may vote “FOR” or “AGAINST” approval of the 2009 Plan or you may abstain.

Q:	What is the voting requirement to elect the directors and approve the 2009 Stock Plan?

A:
The election of directors at the Annual Meeting will be determined on the basis of the five candidates receiving the highest pluralities of votes cast at the Annual Meeting.  Approval of the 2009 Plan requires the affirmative vote of a majority of the votes cast on such proposal.

Q:	What happens if additional matters are presented at the annual meeting?

A:
We are not aware of any business other than the election of directors and ratifying the adoption of the 2009 Plan for Employees to be acted upon at the annual meeting. If you grant a proxy, the person(s) named as proxy holder(s) will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	What if I vote and then change my mind as to how I want to vote or want to revoke my proxy?

A:
If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date, by providing our Secretary with written notice of revocation of your proxy, or by attending the meeting and casting your vote in person. To change your vote for shares you hold in street name, you will need to follow the instructions in the materials your broker or bank provides you.

Q:	Whom may I call with questions about the annual meeting?

A:
For information about your stock ownership, or for other stockholder services, please contact Stockholder Relations at 314-771-2400, extension 604. For information about the meeting itself, please contact Daniel C. Dunn, our Secretary, at 314-771-2400.

Q:	What should I do if I receive more than one proxy card?

A:	If you hold shares in more than one account you will receive a proxy card for each account. It is important that you vote shares represented by each proxy card you receive.

II.	ELECTION OF DIRECTORS

The Company’s Board of Directors is comprised of a single class. The directors are elected at the Annual Meeting of the Stockholders of the Company and each director elected holds office until his or her successor is elected and qualified. The Board currently consists of five members. The stockholders will vote at the 2009 Annual Meeting for the election of all five directors for the one-year term expiring at the Annual Meeting of Stockholders in 2010. There are no family relationships among any directors or executive officers of the Company.

The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld.  All nominees have consented to serve if elected.  In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine.  The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES NAMED BELOW.  IF YOU SIGN AND RETURN THE PROXY CARD AND DO NOT SPECIFY OTHERWISE, WE WILL VOTE YOUR SHARES FOR THE ELECTION OF THE FIVE NOMINEES LISTED BELOW.

The following material contains information concerning the nominees for election as Directors.

NAME OF NOMINEE	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE

Judith T. Graves	62	Retired	February 2004

Joseph E. Root	64	Attorney	October 2006

William A. Peck	76	Director, Center for Health Policy, School of Medicine, Washington University, St. Louis, Missouri	April 1994

Earl R. Refsland	66	President and Chief Executive Officer of the Company, St. Louis, Missouri	September 1999

John D. Weil	68	Private Investor	August 1997

Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years.

Ms. Graves retired as the Assistant Director for Administrative Services and Controller to the Board of Commissioners of the Saint Louis Art Museum. Prior to assuming expanded responsibilities, Ms. Graves had been the Museum’s Director of Finance and Controller to the Board of Commissioners since 1984.

Mr. Root is an attorney and is the founder and chief executive officer of Qualipat, LLC, a consulting firm providing training and outsourcing solutions to corporations and patent lawyers.   He serves as an independent consultant to UnitedLex Corp. a leader in legal process facilitation. Prior to that, he served as Chief Patent Counsel to UnitedLex Corp. from April 2008 to August 2009.  Mr. Root’s legal practice has been focused in the field of intellectual property, technology and patent law, and he was of counsel to Haynes Beffel & Wolfeld, an IP boutique located in Half Moon Bay, CA.  Previously, he served as Senior IP Counsel to SAP AG, a worldwide leader in enterprise management software headquartered in Germany.  During the 2000 to 2002 period, Mr. Root served as Senior Vice-President and General Counsel to two affiliated public companies: Fidelity National Information Systems and Micro General Corp. His career before that point spanned a range of positions both in-house and in private practice, including General Counsel of Marquip, Inc. in Phillips, Wisconsin and IP counsel positions with Johnson Controls, Inc. and RJR-Nabisco, Inc. He engaged in private practice with the New York offices of the Bryan Cave and Kenyon & Kenyon law firms.  Mr. Root received a J.D., magna cum laude, from Wake Forest University, and a B.S. from the United States Military Academy.  Before attending law school, Mr. Root served as an Armor Officer in the U.S. Army and in engineering and production management positions.

Dr. Peck is currently serving as the Wolff Distinguished Professor at Washington University and Director of the Center for Health Policy. From 1993 to June 2003, Dr. Peck served as Executive Vice Chancellor for Medical Affairs at Washington University and from 1989 to June 2003, Dean of the School of Medicine at Washington University, St. Louis, Missouri.

Mr. Refsland has served as President and Chief Executive Officer of the Company since September 1999. From February 1999 to January 2000, Mr. Refsland served as Director and Chairman of the Board of Andros Technologies. From May 1995 to March 1998, Mr. Refsland served as President and CEO of Photometrics Limited. Mr. Refsland previously served as Chief Executive Officer and member of the Board of Directors of Allied Healthcare Products, Inc. from 1986 to 1993.

Mr. Weil has served as President of Clayton Management Co. since 1973. Mr. Weil currently serves as a director of Pico Holdings, Inc., Baldwin & Lyons, Inc. and Highbury Financial, Inc.  Mr. Weil also serves as a member of the Board of Trustees of Washington University, St. Louis, Missouri, and as President of the St. Louis Art Museum Commission.

Board of Director Independence

The Board has determined that each of the current Directors other than Mr. Refsland is independent within the meaning of the Company’s director independence standards, which reflect the Nasdaq Stock Market director independence standards, as currently in effect. Furthermore, the Board has determined that each of the members of each of the committees is independent within the meaning of the Sarbanes-Oxley Act of 2002 (Audit Committee) and the Nasdaq Stock Market committee independence standards (Audit, Compensation and Nominating/Corporate Governance Committees).

Board Meetings – Committees of the Board

The Board of Directors of the Company held four meetings during the fiscal year ended June 30, 2009.  The Board of Directors presently maintains a Compensation Committee, an Audit Committee and a Governance and Nominating Committee.

The Compensation Committee consists of Messrs. Weil, Root, Peck and Madam Graves. This committee reviews and approves the Company’s executive compensation policy, administers the Company’s incentive compensation bonus plan and makes recommendations concerning the Company’s employee benefit policies and stock option plans in effect from time to time. The Compensation Committee held one meeting during the fiscal year ended June 30, 2009. The Compensation Committee does not have a charter, but in the course of performing its duties, the committee adheres to the Company’s Corporate Governance Principles, a copy of which is available on the Company’s website: www.alliedhpi.com.

The Audit Committee consists of Messrs. Weil, Root, Peck and Madam Graves. The Charter for the Audit Committee is available on the Company’s web site: www.alliedhpi.com.  This committee recommends engagement of the Company’s independent auditors and is primarily responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its systems of internal accounting controls. The Audit Committee held two meetings during the fiscal year ended June 30, 2009. The Board of Directors has determined that nominees for director should meet all the criteria that have been established by the Board of Directors and the Nomination, Compensation and Governance Committee for board membership and not just have certain specific qualities or skills, like those that would qualify a nominee as an “audit committee financial expert.” Accordingly, the Board of Directors believes that it is not in the best interests of the Company to nominate as a director someone who does not have all the experience, attributes and qualifications sought. The Audit Committee consists of three independent directors, each of whom has been selected for the Audit Committee by the Board of Directors based on its determination that they are fully qualified to monitor the performance of management, internal accounting operations and the independent public accountants, and are fully qualified to monitor the disclosures of the Company to the end that they fairly present its financial condition and results of operations. Although one or more of the members of the Audit Committee meets, in the Company’s opinion, the SEC definition of an “audit committee financial expert,” the Board of Directors has decided not to designate any one of them as such. In addition, the Audit Committee has the ability on its own to retain other independent public accountants or other consultants whenever it deems appropriate. The Board of Directors believes that this is fully equivalent to having an “audit committee financial expert” on the Audit Committee.

The Governance and Nominating Committee consists of Messrs. Weil, Root, Peck and Madam Graves. This committee recommends nominees to fill vacancies on the Board of Directors.  The Governance and Nominating Committee did not hold a meeting during the fiscal year ended June 30, 2009.  The Governance and Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 2010 if such nominations are submitted in writing to the Company’s headquarters Attention: Governance and Nominating Committee, no later than June 1, 2010.  The Governance and Nominating Committee does not have a charter, but in the course of performing its duties, the committee adheres to the Company’s Corporate Governance Principles, a copy of which is available on the Company’s website: www.alliedhpi.com.

Compensation of Directors

Each director who is not an employee of the Company is entitled to receive an annual fee of $15,000 for his services as a director and additional fees of $1,000 for attendance at each meeting of the Board of Directors and $350 for attendance at each meeting of committees of the Board of Directors. The Audit Committee Chairman is entitled to receive an additional annual fee of $1,000. Directors are also entitled to reimbursement for their expenses in attending meetings.

In 1995, the Company’s stockholders approved and adopted the 1995 Stock Option Plan for Directors (the “1995 Directors’ Plan”). The 1995 Directors’ Plan granted options to non-employee directors on a formula basis at the time of initial election to the board, for service on certain board committees and for reelection to the board.  Options outstanding under the 1995 Directors’ Plan are subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares. The options are treated as non-qualified options for federal income tax purposes such that any value in the option is taxable as ordinary income as of the date of exercise.  The purchase price for shares of Common Stock to be purchased upon the exercise of options is equal to the last reported sales price per share of Common Stock on the Nasdaq National Market on the date of grant (or the last reported sales price on such other exchange or market on which the Common Stock is traded from time to time).

As adopted, the 1995 Directors’ Plan was intended to provide formula awards in accordance with certain then-applicable exemptive rules of the SEC and is administered by the Board of Directors, which may delegate administration thereof to a committee of the Board. The 1995 Directors’ Plan expired in accordance with its terms prior to the 2005 Annual Meeting of Stockholders.  Options generally expire ten years from date of grant and the expiration of the 1995 Directors’ Plan had no impact on outstanding options.

Pursuant to the express terms of the 1995 Directors Plan, options to purchase 10,000 shares of Common Stock were granted to each eligible director on the date such person is first elected to the Board of Directors of the Company.  An option to purchase an additional 5,000 shares of Common stock is granted to each eligible director on the date such person is first elected to serve as Chairman of the Board of the Company.  These options may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary thereof.

In addition, the 1995 Directors Plan provided that options to purchase 1,000 shares of Common stock were granted to each eligible director on the date such person is re-elected to the Board of Directors by the vote of the stockholders, at the annual or other meeting at which directors are elected, and that options to purchase 500 shares of Common Stock are granted to each eligible director on the date such person is elected or re-elected to serve as Chairman of a Committee maintained by the Board of Directors from time to time.  These options may not be exercised for a period of one year from the date of grant and thereafter are exercisable in full.

Following termination of the 1995 Directors’ Plan, the Board adopted and the stockholders approved at the 2006 Annual Meeting, the Allied Healthcare Products Inc. Incentive Stock Plan for Non-Employee Directors (the “2005 Directors’ Plan”).  That Plan permits the Board discretion in continuing formula stock option grants on the basis used in the 1995 Directors’ Plan or alternative forms of equity interests as discussed below.

Director Compensation Table

The following table sets forth the compensation we paid to our non-employee directors for their service in fiscal year 2009.

					Change in
					Pension
					Value and
			Option	Non-Equity	Nonqualified
	Fees Earned	Stock	Awards	Incentive Plan	Deferred	All Other
	or Paid in	Awards	($)	Compensation	Compensation	Compensation	Total
Name	Cash($)	($)	(1)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Judith T. Graves	$20,700	--	$7,003	--	--	--	$27,703
Joseph E. Root	$19,700	--	$8,158	--	--	--	$27,858
William A. Peck	$19,700	--	$1,687	--	--	--	$21,387
John D. Weil	$19,700	--	$1,687	--	--	--	$21,387

________________
(1)  Reflects fair value of option awards for financial reporting purposes.

Indemnification and Limitation of Liability

The Company’s Amended and Restated Certificate of Incorporation provides that the Company’s directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, except under certain circumstances, including breach of the director’s duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived improper personal benefit. The Company’s By-laws provide for the indemnification of the Company’s directors and officers, to the full extent permitted by the Delaware General Corporation Law. The company also has indemnification agreements with each officer and director providing for contractual indemnification substantially similar in scope to the provisions of the By-Laws.

III.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our directors and executive officers and all persons known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock as of September 30, 2009, based upon filings by such persons with the SEC under applicable provisions of the federal securities laws.  As of the close of business on September 30, 2009, there were 8,091,886 shares of Common Stock outstanding.  Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of September 30, 2009 are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing beneficial ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is the address of the Company’s headquarters.

Name and address of Beneficial Owner	Shares Owned Beneficially		Percent of Outstanding Shares

Five Percent Shareholders
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	1,503,232	(1)	19.0%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, Ca 90401	533,541	(2)	6.6%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	407,310	(3)	5.0%

Directors and Executive Officers
Earl R. Refsland Director and Chief Executive Officer	692,859	(4)	8.2%

John D. Weil Chairman of the Board of Directors	3,160,814	(5)	39.0%

William A. Peck, M.D. Director	14,000	(6)	*

Joseph E. Root Director	11,500	(7)	*

Judith T. Graves Director	18,000	(8)	*

Eldon P. Rosentrater Vice President -- Administration/Corporate Planning	35,000	(9)	*

Daniel C. Dunn Vice President -- Finance, Chief Financial Officer and Secretary	31,306	(10)	*

Robert B. Harris Vice President – Operations	22,500	(11)	*

All directors and executive officers as a group (8 persons)	3,985,979		46.7%

________________
*  Less than 1.00%.

(1)	Holdings reported on Form 13G as of April 30, 2009.

(2)	Holdings reported on Form 13G as of February 9, 2009.

(3)	Holdings reported on Form 13G as of January 23, 2009.

(4)	Includes 320,000 shares deemed owned as a result of presently exercisable options, subject to stockholder approval of the 2009 Plan at the Annual Meeting.

(5)
Mr. Weil directly owns 14,500 shares (including 4,000 shares held in his IRA account) and is deemed to have direct ownership of an additional 7,500 shares under options, issued pursuant to the Company’s Director Plans, which were exercisable at August 31, 2009, or will become exercisable within 60 days thereafter.  Mr. Weil’s spouse is the owner of 26,300 shares and his adult son is the owner of 10,000 shares; Mr. Weil disclaims any economic interest in such shares and the shares held by his son are not included in the total set forth above. The remaining 3,112,514 shares reflected in the table are owned by Woodbourne Partners L.P., a private investment partnership of which Clayton Management Company is the general partner. Mr. Weil is the sole director and stockholder of Clayton Management Company and as such has sole voting and dispositive power with respect to such shares.

(6)	Includes 14,000 shares deemed owned as a result of exercisable options.

(7)	Includes 9,500 shares deemed owned as a result of exercisable options.

(8)	Includes 17,500 shares deemed owned as a result of exercisable options.

(9)	Includes 30,000 shares deemed owned as a result of exercisable options.

(10)	Includes 30,000 shares deemed owned as a result of exercisable options and 506 shares held in the Company’s Employee Stock Ownership Plan.

(11)	Includes 22,500 shares deemed owned as a result of exercisable options.

IV.	EXECUTIVE OFFICERS

This section provides information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board of Directors:

NAME	AGE	POSITION(S)

Earl R. Refsland	66	Director, President and Chief Executive Officer(1)

Eldon P. Rosentrater	55	Vice President -- Administration/Corporate Planning(2)

Robert B. Harris	52	Vice President -- Operations(3)

Daniel C. Dunn	50	Vice President -- Finance, Chief Financial Officer Secretary & Treasurer(4)

________________
(1)	Mr. Refsland has been Director, President and Chief Executive Officer of the Company since September, 1999.

(2)
Mr. Rosentrater has been Vice President-Administration/Corporate Planning of the Company since March, 2003. He previously held the position of Vice President -- Operations from October 1999 to 2003. Prior to that time, Mr. Rosentrater held the positions of Assistant to the President from 1998 to 1999; Director of Information Technologies from 1995 to 1998; Director of Business Development from 1993 to 1995 and Group Product Manager from 1989 to 1993.

(3)
Mr. Harris has been Vice President -- Operations since July, 2006. He previously held the positions for Command Medical Products, Inc. of Vice President -- Operations from January 2002 to January 2006 and Director of Operations from October 1999 to December 2001. Prior to that time, Mr. Harris held the position of Plant Manager for Sherwood Medical, a subsidiary of Tyco Healthcare from 1997 to 1999.

(4)
Mr. Dunn has been Vice President -- Finance, Chief Financial Officer, Secretary and Treasurer since July, 2001. He previously held the position of Director of Finance at MetalTek International from 1998 to 2001. Prior to that time, Mr. Dunn held the position of Corporate Controller at Allied Healthcare Products, Inc. from 1994 to 1998.

V.	EXECUTIVE COMPENSATION

Compensation Discussion and Analysis.

Compensation Committee.

The Compensation Committee, composed entirely of non-employee members of the Board of Directors, reviews, recommends and approves changes to the Company’s compensation policies and program for the chief executive officer, other senior executives and certain key employees. In addition to the delegated authority in areas of compensation, the Committee administers the Company’s stock option plans and agreements and recommends to the Board of Directors annual or other grants to be made in connection therewith.

In the Committee’s discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer and the Company’s other executive officers, and sets overall policy and considers in general the basis of the levels of compensation of other key employees.

Policy and Objectives.

Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management’s remuneration, benefits and perquisites with the economic well being of the Company. Basically, the Committee seeks the successful implementation of the Company’s business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives.  Since the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company’s operating performance.  In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company.  By adherence to the above program, the compensation process should enhance stockholder value.  The Committee attempts to be fair and competitive in its views of compensation.  Thus, rewards involve both business and individual performance.

Components of Compensation

The Company offers the following compensation and employee benefits to those executive officers whose names appear in the Summary Compensation Table below (collectively, our “Named Executive Officers” or “NEOs”):

Base Salary

Base salaries for the chief executive officer, as well as other executive officers of the Company, are determined primarily based on performance.  Generally, the performance of each executive officer is evaluated annually and salary adjustments are based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt and personal performance.  In addition, the Committee compares salary data for similar positions in companies that match the Company’s size in sales and earnings and utilizes such data as a factor in setting base salaries.  Specific reference is made to compensation market studies published by Salaries.com.  The Committee approves base salary adjustments for the executive officers, including the chief executive officer.

Mr. Refsland’s Base Salary and Changes.  Mr. Refsland’s employment agreement currently calls for an annual base salary of $415,000 plus participation in incentive awards (in cash or securities) as may be granted in the Board’s discretion upon recommendations or approvals by the Compensation Committee of the Board of Directors. The Annual Salary may be increased in future periods but may not be reduced below $355,000 without Mr. Refsland’s consent.

For potential base salary changes for Mr. Refsland, the Compensation Committee reviews Mr. Refsland’s performance.  The review includes, but is not necessarily limited to, leadership competencies and other core values, executive retention results, and other contributions toward achievement of the Company’s strategic plan and objectives. The Committee also takes into account other considerations such as Mr. Refsland’s base salary history and its relationship to that of other NEOs, as well as the competitive position of his base salary compared to the peer group.  Except in connection with the negotiation of his employment agreement, Mr. Refsland has not had any direct input to the Compensation Committee relative to increases in his base salary.

Incentive Compensation

Cash Incentive Compensation. Historically, to reward achievement of financial performance goals during the fiscal year, the chief executive officer and other NEOs are eligible for annual cash bonuses. The actual amount of incentive compensation paid to each executive officer is predicated on an assessment of each participant’s relative role in achieving the annual financial objectives of the Company as well as each such person’s contributions of a strategic nature in maximizing stockholder value.

The Compensation Committee has determined that there will be no cash incentive compensation awarded in fiscal year 2010.  Further, as indicated in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below, no awards of cash incentive compensation were earned or paid to our NEOs for fiscal years 2009, 2008, and 2007.

Stock-Based Incentive Compensation.  Historically, we have used the 1999 Incentive Stock Option Plan (the “1999 Plan”) to grant equity based awards in the form of stock options.  Officers, employees, and non-employee directors of the Company, its subsidiaries and affiliates are eligible to participate in the Plan.  The Company’s authority to grant incentives under the 1999 Plan expired on June 30, 2009.  The Compensation Committee approved the 2009 Stock Incentive Plan (the “2009 Plan”) as a replacement for the 1999 Plan.  Proposal 1 seeks stockholder approval of the 2009 Plan.  Our incentive stock plans provide a long-term incentive program for the chief executive officer, other executive officers and certain other key employees.  The basic objective of these plans is the specific and solid alignment of executive and stockholder interests by forging a direct relationship between this element of compensation and the stockholders’ level of return.  These programs represent a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company’s Common Stock.  Awards under our plans are generally made to executive staff upon hiring and are reviewed periodically, but not annually, thereafter.  Awards under the plans are intended to provide a longer term incentive to performance.

We set the grant date of any award made by the Company to be the date of the Board meeting at which such award was approved, and the grant price is determined in a manner which will not subject the Company, the grantee or the compensation at issue to any tax, interest or penalties under Section 409A at the Internal Revenue Code of 1986, as amended.  Section 409A will not impose such taxes if the award is priced based on the closing price of our stock on the Nasdaq Global Market on the date of the grant or the trading day immediately preceding the grant date.  We do not have a program, plan or practice of timing equity award grants in conjunction with the release of material non-public information.

Please see the “Option Awards” column of the Summary Compensation Table below, and the columns related to equity awards of the Grants of Plan-Based Awards Table below, and the entire Outstanding Equity Awards as of June 30, 2009 table below for more information on the stock based portion of incentive compensation we pay to our NEOs.

Post-Termination Compensation And Benefits

We maintain a qualified 401(k) savings plan for most salaried employees. Subject to a maximum the IRS sets annually ($16,500 for calendar 2009), participants in our 401(k) savings plan may contribute between 1% and 60% of their compensation to their savings plan accounts. The Company’s contribution consists of a 2% match of participants’ contributions, currently 2% (on the first 8% of the employee’s contribution), and an additional 2% on the participants annual compensation.  All contributions vest immediately.   At termination, the vested balances under a qualified 401(k) saving plan become available to the terminated participant.

An executive must be employed with the Company at the time the measurement is made for the receipt of any incentive awards.  An executive who terminates employment prior to the measurement date for an award (other than for retirement) forfeits all rights to the award.  For executives who terminate employment prior to retirement age, unvested grants of stock options are forfeited.

The Company has entered into agreements with Mr. Refsland and other key executives, including the NEOs, granting them payments upon a change of control of the Company.  These arrangements are intended to promote stability and continuity of senior management.  Information on applicable payments under such agreements for NEOs is contained under the heading “Severance and Change in Control Benefits” below.

Our incentive stock plans also generally provide that, unless otherwise provided in connection with the specific grant of an option, shares of the Company’s stock acquired upon exercise of an option are subject to redemption by the Company at a price equal to the exercise price paid by the grantee in the event that the employee holding such shares, within six (6) months of terminating employment with the Company, commences employment which the Compensation Committee reasonably believes, in its discretion, to be competitive with the Company or in violation of any employment or other agreement between the Company and such employee.  This provision is intended to discourage grantees of stock options from going to work for competitors.  The Company’s redemption right, however, is (a) only applicable to shares acquired upon exercise of the option occurring within six (6) months prior to such grantee’s termination of employment with the Company and (b) not applicable if the termination of employment occurs at the election of the employee following a “change of control” of the Company.

We believe these programs further our goal of attracting and retaining top executive talent, and serve to encourage executives to make long-term career commitments to us.

Compensation Policies and Practices

Compensation Recoupment; Adjustments Based On Prior Awards.  Inasmuch as our cash incentive compensation program does not include a deferred payment feature, we do not have a policy that requires the adjustment or recovery of awards or payments made to our executive officers if the performance measures on which such awards or payments were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Perquisites And Employee Benefits.  We provide our NEOs with certain employee benefits that are generally available to all salaried employees including Company-paid group term life insurance equal to two times annual cash compensation excluding bonuses, Company contributions up to 4% to a 401(k) savings plan, medical and dental plans. In addition, we provide certain of our NEOs with a Company-leased automobile, including automobile insurance, with a total lease value that varies by executive level.  We believe these benefits further our goal of attracting and retaining top executive talent.  For more detail on these benefits, please see the “All Other Compensation” column of the Summary Compensation Table below.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of Allied Healthcare Products, Inc., have reviewed and discussed with Company management the Compensation Discussion and Analysis set forth above, and based upon such review and discussion, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Judy T. Graves
William A. Peck
Joseph E. Root
John D. Weil

Additional Information With Respect To Compensation Interlocks And Insider Participation In Compensation Decisions

None of the members of the Company’s Compensation Committee (i) were, during the fiscal year, an officer or employee of the Company; (ii) were formerly an officer or employee of the Company; or, (iii) had any relationship requiring disclosure by the Company as Certain Relationships and Related Transactions.  The Company’s Code of Conduct sets forth the Company’s policies concerning transactions with directors, officers and employees.  The Code of Conduct can be found at our website: www.alliedhpi.com.

None of the executive officers of the Company served as a member of a compensation committee of any entity whose executive officers or directors served on the Compensation Committee of the Company.

VI.	COMPENSATION DATA

Summary Compensation Table

The following table shows the compensation paid to the Company’s NEO’s for the fiscal years ended June 30, 2009, 2008 and 2007.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name & Principal				Stock	Option	Incentive Plan	Compensation	All Other	Total
Position	Year	Salary($)(1)	Bonus	Awards	Awards(2)	Compensation	Earnings	Compensation(3)	Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Earl R. Refsland	2009	$391,562	--	--	--	--	--	$53,965	$445,527
President and Chief	2008	$379,519	--	--	--	--	--	$60,763	$440,282
Executive Officer	2007	$354,637	--	--	--	--	--	$31,319	$385,956

Daniel C. Dunn	2009	$189,755	--	--	--	--	--	$23,868	$213,623
Vice President - Finance and	2008	$175,692	--	--	--	--	--	$23,294	$198,986
Chief Financial Officer	2007	$159,808	--	--	--	--	--	$20,271	$180,079

Eldon P. Rosentrater	2009	$172,887	--	--	--	--	--	$8,046	$180,933
Vice President - Administration	2008	$157,356	--	--	--	--	--	$8,286	$165,642
and Corporate Planning	2007	$149,750	--	--	--	--	--	$7,274	$157,024

Robert B. Harris	2009	$181,625	--	--	$19,033	--	--	$6,020	$206,678
Vice President -	2008	$169,712	--	--	$18,354	--	--	$5,610	$193,676
Operations	2007	$143,077	--	--	$16,449	--	--	$43,411	$202,937
________________
(1)
Includes amounts deferred under the 401(k) feature of the Company’s Retirement Savings Plan.  In fiscal year 2009, annual base salaries of the NEOs were as follows: Mr. Refsland, $415,000; Mr. Dunn, $190,000; Mr. Rosentrater, $173,000; and Mr. Harris, $182,000.

(2)
In accordance with FAS 123R, stock option expense is based on the grant date fair value of the options awarded, with the fair value determined using the Black-Scholes option-pricing model. For the valuation, the Black-Scholes model assumed an expected option term of 6.2 years, an expected volatility of 41%, a risk free interest rate of 4.7% and no dividend yield.

Please see Note 2 to the Company’s audited financial statements regarding employee stock based compensation, which is set forth in the Company’s 2009 annual report to stockholders.

(3)	All Other Compensation in the Summary Compensation Table above includes the following components:

		All Other Compensation

	Fiscal	401k Match /	Life / Disability	Car		Tax	Total Other
Name	Year	Contribution	Insurance	Allowance	Relocation	Gross-ups	Compensation

Earl R. Refsland	2009	$10,518	$11,887	$22,630	$-	$8,930	$53,965
	2008	$9,929	$16,612	$19,405	$-	$14,817	$60,763
	2007	$9,328	$8,039	$4,837	$-	$9,115	$31,319

Daniel C. Dunn	2009	$7,152	$594	$9,193	$-	$6,929	$23,868
	2008	$6,892	$860	$8,743	$-	$6,798	$23,294
	2007	$6,392	$774	$7,352	$-	$5,753	$20,271

Eldon P. Rosentrater	2009	$6,649	$818	$-	$-	$579	$8,046
	2008	$6,294	$1,166	$-	$-	$826	$8,286
	2007	$5,388	$1,104	$-	$-	$782	$7,274

Robert B. Harris	2009	$4,541	$866	$-	$-	$613	$6,020
	2008	$4,243	$800	$-	$-	$567	$5,610
	2007	$3,011	$234	$-	$40,000	$166	$43,411

Grants of Plan-Based Awards

The following table sets forth the individual Plan-Based awards for each of the NEOs during fiscal year 2009.  The exercise or base price of any equity-based award was equal to the fair market value of the shares on the date of grant, as determined by the Board of Directors.

								All	All		Grant
								Other	Other		Date
								Stock	Option	Exercise	Fair
								Awards:	Awards:	or Base	Value of
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Price of	Stock
		Under Non-Equity			Under Equity Incentive Plan			Shares of	Securities	Option	and
	Grant	Incentive Plan Awards			Awards			Stock or	Underlying	Awards	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (#)	Options (#)	($/sh)	Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Earl R. Refsland	8/28/08(1)	$-	$80,000	$300,000
Daniel C. Dunn	8/28/08(1)	$-	$27,000	$100,000
Eldon P. Rosentrater	8/28/08(1)	$-	$27,000	$100,000
Robert B. Harris	8/28/08(1)	$-	$27,000	$100,000
________________
(1)	Grant of potential cash payment was pursuant to Allied Healthcare Products, Inc. Cash Incentive Plan. No awards were earned for the year ended June 30, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards as of June 30, 2009 for each NEO.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Earl R. Refsland	542,000	(2)			$2.00	8/23/09
Daniel C. Dunn	30,000				$3.40	11/13/11
Eldon P. Rosentrater	30,000				$3.35	4/9/11
Robert B. Harris	15,000		15,000		$5.18	8/28/16
________________

(1)	Options become exercisable in four equal installments each year beginning on the first anniversary of the grant date.

(2)
On August 27, 2009, the Compensation Committee approved the 2009 Plan and granted to Mr. Refsland a nonqualified option to purchase 320,000 shares of the Company’s common stock.  The 2009 Plan and the option granted to Mr. Refsland are subject to approval of the 2009 Plan by our stockholders at the Annual Meting.  Proposal 1 seeks stockholder approval of the 2009 Plan.  If such approval is not obtained, the 2009 Plan and the option granted to Mr. Refsland will be null and void.

All options to purchase shares of the Company’s stock held by the NEOs or by Directors of the Company as of June 30, 2009 have been issued pursuant to stock option plans submitted for approval by the Company’s Stockholders.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved
by stockholders	690,500	$2.52	451,000

Equity compensation plans not
approved by stockholders	none	none	none

Totals	690,500	$2.52	451,000
__________________
(1)	See footnote (2) to Outstanding Equity Awards at Fiscal Year End table above.

Option Exercises and Stock Vested

No options were exercised by any of the NEOs during the fiscal year ended June 30, 2009.  The Company did not have outstanding any restricted stock awards subject to vesting during the year ended June 30, 2009.

Nonqualified Deferred Compensation

The Company does not have any non-qualified deferred compensation arrangements with any NEO.

Executive Employment Agreement

On March 16, 2007, the Company entered into an Employment Agreement with Mr. Refsland.  The agreement replaced Mr. Refsland’s previous agreement.
The agreement provides that Mr. Refsland will serve as President and Chief Executive Officer for an initial term of three years, which term will be automatically renewed and extended for successive one year periods thereafter unless either Mr. Refsland or the Company gives notice of no renewal not less than 30 days prior to any such renewal. The agreement may be terminated by the Company in the event of Mr. Refsland’s death or disability or unilaterally with or without “Cause” (as defined).

Severance and Change of Control Benefits

Mr. Refsland’s Agreement

In the event of a termination of Mr. Refsland’s employment without cause (or in the event that Mr. Refsland terminates employment with “Good Reason” (as defined in the agreement)), Mr. Refsland is entitled to continued compensation at his then annual salary for two years and with entitlement continuation of fringe benefits during that period. “Good Reason” generally includes changes in the scope of his duties or location of employment but also includes (i) the Company’s written election not to renew the Employment Agreement and (ii) certain voluntary resignations by Mr. Refsland following a “Change of Control” as defined in the Agreement.  A “Change of Control” means

(a)           the acquisition by a person other than Clayton Management Company (or any other person or entity controlled by or under common control with John D. Weil or by a trustee or personal representative designated by said John D. Weil) of beneficial ownership of more than fifty percent (50%) of the outstanding common stock of the Company (as beneficial ownership is determined under Section 13(d) of the Securities Exchange Act); or

(b)           a merger or consolidation with another company or entity (regardless of whether the Company of another entity is the surviving or resulting entity of such merger or consolidation) other than a merger or consolidation in which immediately upon giving effect to such merger or consolidation, the persons who were holders of the common stock of the Company immediately prior thereto continue to be the holders of at least sixty percent (60%) of the surviving or resulting entity; or

(c)           a sale of all or substantially all the assets and operations of the Company to a successor entity.

Change of Control Benefits for Other NEOs

In addition to Mr. Refsland’s employment agreement, on March 16, 2007, the Company entered into agreements with Mssrs. Dunn, Rosentrater, and Harris, all of whom remain “at will” employees, providing that in the event of such a Change of Control (as defined above) and in the further event such officer’s employment is terminated by the Company or any successor or is voluntarily terminated by the executive as the result of a change in the scope or location of the officer’s duties, then such officer shall be entitled to receive a lump sum payment of one year’s salary (net of required withholding) in lieu of any other severance applicable to such termination.

VII.	AUDIT COMMITTEE

Audit Committee Report

The following is the report of the Audit Committee of the Board of Directors of the Company. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

On behalf of the Board of Directors, the Audit Committee monitors the Company’s financial reporting processes and internal controls, as well as the Company’s relationship with its independent accountants and the performance of such accountants. All of the members of the Audit Committee are independent directors, and the Chairman of the Audit Committee has been determined to have the expertise to serve as chairman by the Corporate Governance Committee. The Board of Directors has adopted a charter for the Audit Committee, which can be accessed under the Corporate Financial section on the Company’s website.

Management has the primary responsibility for preparation of the Company’s financial reports, the Company’s financial reporting systems, and its internal controls. The Audit Committee is not intended to supersede in any respect management’s responsibilities in this regard. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed such financial statements with management and with the Company’s independent accountants. The Audit Committee has also discussed with the independent accountants their evaluation of the Company’s financial reporting systems and internal controls, their audit plan, the application of new accounting principles to the Company’s financial statements and other matters required to be communicated to the Committee by Statement on Auditing Standards No. 61, as may be modified or supplemented.

The Audit Committee has received from the independent accountants a letter addressing matters which might bear on the independence of the accountants as required by Independence Standards Board Standard No. 1. The Audit Committee has discussed independence issues with the accountants and has reviewed their fees and scope of services rendered to the Company. The Audit Committee has discussed the performance of the independent accountants with the Company’s management.

In reliance on the foregoing, the Audit Committee has recommended to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009.

Audit Committee
Judy T. Graves -- Chairman
William A. Peck
Joseph E. Root
John D. Weil

Auditor Independence and Related Information

RubinBrown LLP has no direct or indirect financial interest in the Company or its subsidiaries. Representatives of RubinBrown LLP are expected to be present at the meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions raised by those in attendance at the meeting.

VIII.	PROPOSAL 1: APPROVAL OF 2009 INCENTIVE STOCK PLAN

On August 27, 2009 the Board of Directors approved the 2009 Incentive Stock Plan (the “2009 Plan”) subject to approval by the stockholders of the Company at the Annual Meeting.  The 2009 Plan is intended to replace the Company’s 1999 Incentive Stock Plan, under which no awards could be granted after June 30, 2009.  If the Company’s stockholders do not approve the 2009 Plan at such meeting, the 2009 Plan, and an incentive granted thereunder to our Chief Executive Officer (as described below), will be null, void and of no legal force or effect.

Please see the summary of the 2009 Plan below.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast, in person or by proxy, with respect to Proposal 1 will be required to approve the 2009 Plan. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

Director Earl Refsland has an interest in this proposal as he is eligible to receive awards under the 2009 Plan and has received a grant of a non-qualified stock option under the 2009 Plan, described below, which is contingent upon stockholder approval of the 2009 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2009 PLAN.

Summary of the 2009 Plan

The 2009 Plan is summarized below. The following summary of certain features of the 2009 Plan is qualified in its entirety by reference to the actual text of the 2009 Plan, which is attached as Appendix A to this proxy statement.

Purpose.  The purpose of the 2009 Plan is to (i) stimulate employees’ efforts on the Company’s behalf, (ii) maintain and strengthen employees’ desire to remain with the Company, (iii) encourage employees to have a greater personal financial investment in the Company through ownership of the Company’s common stock, and (iv) aid the Company in recruiting and retaining qualified executive employees.

Shares Subject to 2009 Plan.  The 2009 Plan provides for the issuance of up to an aggregate of six hundred thousand (600,000) shares of the Company’s common stock (subject to adjustment in the event of stock splits, stock dividends, merger, consolidation or other similar events) as non-qualified stock options, reload or tandem stock appreciation rights, performance share awards, restricted stock grants and stand alone stock appreciation rights.

Amendment, Suspensions and Termination of the 2009 Plan.  The Compensation Committee may discontinue the 2009 Plan at any time and may from time to time amend or revise the terms of the 2009 Plan subject to applicable statutes and Nasdaq Stock Market rules, except that the Compensation Committee may not revoke or alter, in a manner unfavorable to the grantees of any awards thereunder, any awards then outstanding.  In addition, the Compensation Committee may not amend the 2009 Plan without stockholder approval if the effect of the amendment or absence of such stockholder approval would cause the 2009 Plan to fail to comply with Rule 16b-3 under the Exchange Act, any other requirement of applicable law or regulation or requirement of Nasdaq Stock Market rules.  No award may be made under the 2009 Plan after August 27, 2019, but awards granted prior theretofore may extend beyond that date.

Administration.  All power to administer the 2009 Plan and grant awards is delegated to the Compensation Committee.  Except as otherwise provided herein, the Compensation Committee may delegate some or  all  of its power and authority hereunder with respect to matters other than the grant of awards to the Chief Executive Officer or to such other senior member of management as the Board deems appropriate; provided, however, that no such delegation shall be applicable with regard to any matter or action affecting an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Eligibility.  Regular full-time employees of the Company and its subsidiaries, including officers, whether or not directors of the Company, are eligible to participate in the 2009 Plan if designated by the Compensation Committee.  Non-employee directors are not eligible.  It is intended that awards will be made principally to those employees who are key officers or management employees of the Company or a subsidiary thereof, including employees subject to Section 16 of the Exchange Act, and who are in a position to have significant impact or achievement of the Company’s long term objectives.

Description of Incentives.  Incentives under the 2009 Plan may be granted in any one or a combination of nonqualified stock options; reload or tandem stock appreciation right in conjunction with such nonqualified options; performance share awards; and  restricted stock grants (collectively “Incentives”).

Nonqualified Stock Options.  The option price per share with respect to each nonqualified stock option shall be determined by the Committee in a manner that shall not subject the Company, grantee or the compensation at issue to any tax, interest or penalties under Section 409A of the United States Internal Revenue Code of 1986, as amended from time to time and any Department of Treasury rules and regulations issued thereunder.  The period of each option is fixed at the time of each grant and may not be more than ten (10) years after the date of grant.  The Company may grant so called tandem stock appreciation rights allowing the optionee to receive, in lieu of the exercise of such option, the value of the option as evidenced by the amount by which the fair market value exceeds the exercise price.  The tandem stock appreciation rights may be settled in cash or the Company’s stock, or a combination of both.

At the time an option is exercised, the exercise price is payable, (in the discretion of the Committee) in whole or in part by (a) cash, (b) cashier’s check, (c) consideration received by the Company through a cashless exercise procedure, (d) shares of the Company’s common stock already owned by the grantee (based on the fair market value of such common stock on the date of exercise) or (e) any such other manner as may be determined at the discretion of the Compensation Committee that shall not subject the Company, grantee or the compensation at issue to any tax, interest or penalties under Section 409A of the United States Internal Revenue Code of 1986, as amended from time to time and any Department of Treasury rules and regulations issued thereunder.  A grantee of an option shall have none of the rights of a stockholder until the shares are issued.

Unless otherwise provided in connection with the grant of an option, shares of the Company’s stock acquired upon exercise of an option are subject to redemption by the Company at a price equal to the exercise price paid by the grantee in the event that the employee holding such shares, within six (6) months of terminating employment with the Company, commences employment which the Compensation Committee reasonably believes, in its discretion, to be competitive with the Company or in violation of any employment or other agreement between the Company and such employee, provided, however, that (a) such repurchase right shall only be applicable to shares acquired upon exercise of the option occurring on or after a date which is six (6) months prior to such grantee’s termination of employment with the Company and (b) such right of repurchase shall not be applicable with respect to shares of the Company’s common stock acquired upon exercise of an option if the termination of employment occurred at the election of the employee following a “change of control” of the Company pursuant to rights granted to such employee under a written employment agreement or in the terms of the option grant or award.

Any option which by its terms includes provisions permitting the exercise of the option by means of an exchange of previously-owned shares of the Company’s common stock held by the optionee may also include so-called “reload provisions” resulting in the grant of a new option to the employee covering a number of shares of the Company’s common stock equal to the number of shares of stock surrendered to the Company in connection with such exchange exercise; having a price per share for such new option equal to the fair market value per share of the shares so surrendered as of the date of such surrender and expiring as of the later of five (5) years following the date of such exchange exercise or the date upon which the original option expires.  The rights under such “reload option” shall vest immediately but all terms of such option shall (other than price, number of shares and vesting) be consistent with the terms of the original option.

Performance Share Awards.  A performance share award is an award denominated in units of common stock, which will provide for payment of common stock if performance goals are achieved over specified performance periods. Once the performance share award vests, the participant is entitled to payout of the value of the award in shares of common stock.  The Company may, at the time of the granting of a performance share award, provide that any dividends declared on the Company’s common stock during the award period, and which would have been paid with respect to performance shares had they been owned by a grantee, be (a) paid to the grantee, or (b) accumulated for the benefit of the grantee and used to increase the number of performance shares of the grantee.

Restricted Stock Grants.  Restricted stock is an award of common stock granted subject to restrictions on transfer and vesting requirement as determined by the committee. The Compensation Committee has complete discretion to determine (a) the number of shares subject to a restricted stock granted to any participant and (b) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued service to us but may include a performance-based component. Shares of common stock granted under any restricted stock agreement may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until all applicable restrictions are removed or have expired, except as provided for by the committee.  The Compensation Committee has the authority to determine to what extent the recipient of the award has the rights of a stockholder of the Company including, but not limited to, whether the employee receiving the award has the right to vote the shares or to receive dividends or dividend equivalents.

Stock Appreciation Rights.  Stock appreciation rights are rights to receive the economic value of any appreciation in fair market value of the Company’s stock between the exercise date of grant and the exercise date. The Company may pay this amount in either cash, shares of our stock, or a combination thereof.  Stock appreciation rights become exercisable at the times and on the terms established by the committee, subject to the terms of the 2009 Plan.  The Compensation Committee, subject to the terms of the 2009 Plan, has complete discretion to determine the terms and conditions of stock appreciation rights.

Federal Income Tax Aspects.  Following is a summary of the general federal income tax consequences to grantees who are U.S. taxpayers and the Company with respect to Incentives granted under the 2009 Plan.  Tax consequences for any particular grantee may differ depending on such grantee’s individual circumstances.

Nonqualified Stock Options.  A grantee of nonqualified stock options with an exercise price equal to the fair market value of the underlying stock on the date of grant will not generally have to recognize taxable income at the time of the grant.  Upon exercise, the participant will recognize ordinary income in an amount by which the fair market value of the shares purchased on the date of exercise, exceeds the exercise price paid for such share. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. This withholding requirement may be satisfied either by employee paying the Company a cash amount equal to the tax withholding obligation or by the Company’s withholding of a number of shares of stock (valued at their fair market value as of the closing price on the last trading date immediately prior to the exercise date) with an aggregate value equal to the amount of the tax withholding obligation. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Performance Shares.  A participant generally will not recognize taxable income upon the granting of an award of performance shares. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (a) freely transferable, or (b) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any. Upon selling shares of stock received in payment under a performance share, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the share and the participant’s tax basis in the share.

Restricted Stock.  Unless a timely 83(b) election is made, as described in the following paragraph, a participant generally will not realize taxable income at the time an award of restricted stock is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (a) freely transferable, or (b) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any.

A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to recognize ordinary income at the time he or she is granted the award in an amount equal to the fair market value of the shares underlying the award (less the purchase price paid for the shares, if any) on the date the award is granted, notwithstanding that the restricted stock would otherwise not be includible in gross income at that time. Any change in the value of the shares after the date of grant would be taxed as a capital gain or loss if and when the shares are disposed of by the participant. If the section 83(b) election is made, the participant’s holding period for capital gains begins on the date of grant.

Stock Appreciation Rights.  No taxable income is realized when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of excess, if any, of the fair market value of the stock on the date of exercise over the fair market value of the stock on the date of grant.

Tax Effect for the Company.  We generally will be entitled to a tax deduction in connection with an award under the 2009 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our three most highly compensated executive officers (other than the Chief Executive Officer and, in most circumstances, our Chief Financial Officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

Section 409A.  Section 409A of the Internal Revenue Code imposes certain requirements with respect to non-qualified deferred compensation arrangements, including requirements with respect to an individual’s election to defer compensation and the individual’s election of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may only be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, the individual’s death or a change in control).  Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.  For certain individuals who are “specified employees,” Section 409A requires that such individual’s distribution commence no earlier than six months after such individual’s separation from service. For purposes of Section 409A, the term “specified employee” includes officers with a certain level of compensation ($150,000 in 2008) and employees with a certain level of ownership in the company.

Awards granted under the 2009 Plan with a deferral feature will be subject to the requirements of Section 409A.  If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received.  Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Generally, we intend to structure any awards under the 2009 Plan to either be exempt from or meet the applicable tax law requirements under Section 409A in order to avoid its adverse tax consequences.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2009 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Accounting Treatment.  The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”).  SFAS 123(R) requires the estimated fair market value of all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the statement of operations.

New Plan Benefits (2009 Stock Incentive Plan)

Name and Position	Dollar Value	Number of Units
Earl R. Refsland, Chief Executive Officer and Director	$609,013	320,000	(1)

(1)
On August 27, 2009, the Company granted a non-qualified stock option to acquire 320,000 shares of the Company’s Common Stock, at an exercise price of $4.25, to Mr. Earl R. Refsland.  This grant remains subject to approval of the 2009 Plan by the stockholders of the Company at the Annual Meeting.  In the event that the Company’s stockholders do not approve the 2009 Plan, then the grant shall automatically and immediately become null and void and Mr. Refsland will not be entitled to receive any shares pursuant to the option grant agreement.

Mr. Refsland’s option is fully vested, subject only to stockholder approval of the 2009 Plan, and is exercisable over a period of six (6) years following the grant date.  Pursuant to SFAS 123(R) the Company will recognize a compensation related charge of approximately $609,013 for the quarter ended September 30, 2009.  This is a non-cash accounting charge reflecting the fair value of the option.

IX.	FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During the fiscal years ended June 30, 2009 and 2008, RubinBrown LLP provided various audit, audit related and non-audit related services to us as follows:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees

Audit Fees - Aggregate fees billed for professional services rendered for the audit of our 2009 and 2008 fiscal year annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for the 2009 and 2008 fiscal years.	$124,500	$120,750

Audit Related Fees - Aggregate fees billed for employee benefit plan audits and accounting consultations.	$12,000	$11,500

Tax Fees - Aggregate fees billed for tax compliance, tax advice and tax planning.	$74,000	$141,745

All Other Fees - Aggregate fees billed for products and services provided other than as described in the preceding three (3) categories.	-	-

Total Fees	$210,500	$273,995

The Audit Committee approves the engagement of such services in advance in each such instance.

X.	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

7Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

To the Company’s knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the year ended June 30, 2009.

XI.	GENERAL

Solicitation Of Proxies

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing.

Stockholder Proposals For 2010 Annual Meeting

The rules of the SEC currently provide that stockholder proposals for the 2010 Annual Meeting must be received at the Company’s principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company’s proxy statement to stockholders in connection with the 2009 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 2010 Annual Meeting.

Financial Information

The Company’s 2009 Annual Report is being mailed to the stockholders on or about the date of mailing of the notice of Internet availability of this Proxy Statement. The 2009 Annual Report incorporates the Company’s 2009 Annual Report on Form 10-K (without exhibits), including the financial statements and the financial statement schedules, filed with the SEC.  Any record or beneficial stockholder as of October 1, 2009, may request additional copies of this Proxy Statement or the 2009 Annual Report by writing to Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110, Attention: Chief Financial Officer.

The Company’s reports filed with the SEC, together with ownership and transaction reports of officers, directors and certain stockholders, are available, together with additional information, at the Company’s internet website: www.alliedhpi.com.

Communication With The Board

Stockholders who want to communicate with the Board of Directors or any of its committees may do so by addressing their correspondence to the board member or members, c/o the Secretary, Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110.

Code Of Ethics And Conduct Guidelines

The Company has adopted a Code of Ethics and Conduct Guidelines that is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer and controller, as well as the members of the Board of Directors. The Code of Ethics and Conduct Guidelines is available on the Company’s website at www.alliedhpi.com. A copy may also be obtained from the Corporate Secretary at Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110. The Company intends to post any amendments to or waivers from its Code of Ethics and Conduct Guidelines (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer and controller or any other officer or director) at this location on its website.

Ethics Hotline

The Company encourages employees to report possible ethical issues. The Company maintains an ethics hotline that is available 24 hours a day, seven days a week to receive reports of ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. The ethics hotline number can be found on the Company’s intranet. All such calls are received independently and are referred to the chairman of the audit committee for investigation and disposition where warranted. The Company prohibits retaliatory action against any employee for raising legitimate concerns or questions regarding ethical matters, or for reporting suspected violations of the Company’s Code of Ethics and Conduct Guidelines.

Householding Of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to “householding,” potentially means extra convenience for stockholders and cost savings for companies.

The Company may “household” the Company’s Proxy Statement and Annual Report.  A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  The Company will deliver promptly upon written or oral requests a separate copy of the annual report or proxy statement to a security holder at a shared address to which a single copy of the document was delivered.  If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report, the affected stockholder may contact Stockholder Relations at 1720 Sublette Avenue, St. Louis, Missouri 63110.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact the Chief Financial Officer as indicated in the preceding sentence.

Other Matters

The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the 2009 Annual Meeting.  For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Earl R. Refsland
Chief Executive Officer

October 9, 2009

Appendix A

2009 Stock Incentive Plan

ALLIED HEALTHCARE PRODUCTS, INC.

2009 INCENTIVE STOCK PLAN

The 2009 Incentive Stock Plan (“ISP”) of Allied Healthcare Products, Inc. (the “Company”) is established to encourage eligible employees of the Company, and its subsidiaries to acquire Common Stock in the Company.  It is believed that the ISP will (i) stimulate employees’ efforts on the Company’s behalf, (ii) tend to maintain and strengthen their desire to remain with the Company, (iii) be in the interest of the Company and its Stockholders, (iv) encourage such employees to have a greater personal financial investment in the Company through ownership of its Common Stock, and (v) aid the Company in recruiting and retaining qualified executive employees.

1.	Administration

The Board of Directors of the Company (the “Board”) has delegated the power to administer the ISP and grant awards thereunder to the Compensation Committee of the Board (the “Committee”), which meets the independent requirements of the NASDAQ Stock Market and consists of two or more Non-Employee Directors as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Committee is authorized, subject to the provisions of the ISP, to establish such rules and regulations as it deems necessary for the proper administration of the ISP, and to make such determinations and to take such action in connection therewith or in relation to the ISP as it deems necessary or advisable, consistent with the ISP.  Except as otherwise provided herein, the Committee may delegate some or all of its power and authority hereunder with respect to matters other than the grant of awards to the Chief Executive Officer of the Company or to such other senior member of management as the Committee deems appropriate; provided, however, that no such delegation shall be applicable with regard to any matter or action affecting an officer subject to Section 16 of the Exchange Act.

For the purpose of this section and all subsequent sections, the ISP shall be deemed to include this plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one plan governed by the terms set forth herein.

2.	Eligibility

Regular full-time employees of the Company and its subsidiaries, including officers, whether or not directors of the Company, shall be eligible to participate in the ISP (“Eligible Employees”) if designated by the Committee.  Directors who are not regular employees are not eligible.  It is intended that awards will be made principally to those employees who are key officers or management employees of the Company or a subsidiary thereof, including employees subject to Section 16 of the Exchange Act, and who are in a position to have significant impact or achievement of the Company’s long term objectives.

3.	Incentives

Incentives under the ISP may be granted in any one or a combination of (i) Nonqualified Stock Options; (ii) Reload or Stock Appreciation Right features in conjunction with such Nonqualified Options; (iii) Performance Share Awards; and (iv) Restricted Stock Grants (collectively “Incentives”) not qualifying for treatment as statutory incentive stock options.  All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee.  Determinations by the Committee under the ISP including without limitation, determinations of the Eligible Employees, the form, amount and timing of Incentives, the terms and provisions of Incentives, and the agreements evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees are similarly situated.

4.	Shares Available for Incentives

(i)            Shares Subject to Issuance or Transfer.  There is hereby reserved for issuance under the ISP an aggregate of Six Hundred Thousand (600,000) shares of the Company’s Common Stock (“Common Stock”).

In the event of a lapse, expiration, termination or cancellation of any Incentive granted under the ISP without the issuance of shares or payment of cash, or if shares are issued under a Restricted Stock Grant hereunder and are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Incentive may again be used for new Incentives hereunder; provided, that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

(ii)           Limitations on Individual Awards.  In any given year, no eligible employee may be granted Incentives covering more than ten percent (10%) of the number of fully-diluted shares of the Company’s Common Stock outstanding as of the first business day of the Company’s fiscal year.

(iii)           Recapitalization Adjustment.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of Common Stock of the Company, the Committee shall (to the extent that the grant or award does not already mandate adjustments) make a corresponding adjustment in the number and kind of shares authorized by the ISP, in the number and kind of shares covered by Incentives granted, and, in the case of Stock Options, in the Base Price (as defined below).

5.	Non-Qualified Stock Options

Non-Qualified Stock Options (“Stock Options”) shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(i)            Option Price.  The option price per share with respect to each Stock Option (the “Base Price”) shall be determined by the Committee in a manner that shall not subject the Company, grantee or the compensation at issue to any tax, interest or penalties under Section 409A of the United States Internal Revenue Code of 1986, as amended from time to time and any Department of Treasury rules and regulations issued thereunder.

(ii)           Period of Option.  The duration of each Stock Option shall be fixed at the time of grant, except that no Stock Option granted shall be exercisable more than ten (10) years after the date so granted.

(iii)           Payment.  At the time the Stock Option is exercised, the Base Price shall be payable (as may be determined at the discretion of the Committee) in whole or in part by (a) cash, (b) cashier’s check, (c) consideration received by the Company through a cashless exercise procedure (i.e., the number of shares of Common Stock to be received will be equal to (I) the number of shares of Common Stock exercised by the grantee less (II) the number of shares of Common Stock (valued at their fair market value as of the close of business on the last trading date immediately prior to the exercise date) with a value equal to the aggregate Base Price to be paid for such Common Stock), (d) shares of the Company’s Common Stock already owned by the grantee (based on the fair market value of such Common Stock on the date the option is exercised) or (e) any such other manner as may be determined at the discretion of the Committee that shall not subject the Company, grantee or the compensation at issue to any tax, interest or penalties under Section 409A of the United States Internal Revenue Code of 1986, as amended from time to time and any Department of Treasury rules and regulations issued thereunder.  In addition to payment of the Base Price, the Company may, as determined by the Committee, either withhold from the grantee a number of shares of the Common Stock (valued at their fair market value as of the close of business on the last trading date immediately prior to the exercise date) with an aggregate value equal to, or condition the exercise of any Stock Option upon the grantee’s deposit with the Company of funds in the amount of, any federal or state income withholding tax arising from such exercise.  No shares shall be issued until withholding of or full payment therefor, including any associated taxes, has been made in accordance with the determination of the Committee.  A grantee of a Stock Option shall have none of the rights of a stockholder until the shares are issued.

(iv)           Exercise of Option.  The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as may be provided and set forth in the grant or award.  In  the absence of any terms so provided, a Stock Option shall vest ratably over its term on an annual basis first becoming exercisable in part on the first anniversary of the date of grant and becoming exercisable in full on the anniversary of the date of grant next preceding the expiration date of the option.  Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option.  In no event (including those specified in paragraphs (v), (vi) and (vii) of this Section 5 set forth below) shall any Stock Option be exercisable after its specified expiration period.

(v)           Forfeiture of Certain Option Benefits.  Unless otherwise provided in connection with the grant or award of a Stock Option, the Company shall have the right to repurchase shares of its Common Stock acquired upon exercise of a Stock Option at a price equal to the Base Price paid by the grantee in the event that the employee holding such shares shall, within six (6) months of terminating employment with the Company, commences employment which the Committee reasonably believes, in its discretion, to be competitive with the Company or in violation of any employment or other agreement between the Company and such employee, provided, however, that (a) such repurchase right shall only be applicable to shares acquired upon exercise of the Stock Option occurring on or after a date which is six (6) months prior to such grantee’s termination of employment with the Company and (b) such right of repurchase shall not be applicable with respect to shares of the Company’s Common Stock acquired upon exercise of a Stock Option if the termination of employment occurred at the election of the employee following a “change of control” of the Company pursuant to rights granted to such employee under a written employment agreement or in the terms of the option grant or award.

(vi)          Other terms and conditions.  To the extent not specifically provided in this ISP, the Committee shall set forth, to the extent it deems appropriate in its sole discretion, vesting, expiration and such other terms, conditions and restrictions of any Stock Option granted under this ISP in an agreement or agreements between the Company and the recipient of the Stock Option.

(vii)         Reload Provisions.  Any Stock Option which by its terms includes provisions permitting the exercise of the option by means of an exchange of previously-owned shares of the Company’s Common Stock held by the optionee may also include so-called “reload provisions” resulting in the grant of a new option to the employee covering a number of shares of the Company’s Common Stock equal to the number of shares of stock surrendered to the Company in connection with such exchange exercise; having a price per share for such new option equal to the fair market value per share of the shares so surrendered as of the date of such surrender and expiring as of the later of five (5) years following the date of such exchange exercise or the date upon which the original option expires.  The rights under such “reload option” shall vest immediately but all terms of such option shall (other than price, number of shares and vesting) be consistent with the terms of the original option.

(viii)        Tandem Stock Appreciation Right Provisions.  The Company may include with any Stock Option granted hereunder so-called tandem stock appreciation rights allowing the optionee to receive, in lieu of the exercise of such option, the value of the option as evidenced by the amount by which the fair market value exceeds the Base Price.  In connection with the grant of any such tandem stock appreciation rights, the option grant shall specify whether such right (if exercised) shall be payable in cash or in shares of the Company’s Common Stock or in a combination thereof.  Any such stock appreciation rights granted in tandem with a Stock Option (a) must be granted at the time of the grant of the associated Stock Option, (b) may be granted with respect to all or part of the stock under a particular Stock Option, (c) may be exercised only to the extent that the related Stock Option has not been exercised and (d) shall result in a pro rata surrender of the related Stock Option to the extent that such stock appreciation rights have been exercised.

6.	Performance Share Awards

The Company may, in its sole discretion, grant awards under which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the Company or any subsidiary or division of the Company selected by the Committee during the Award Period meets certain goals established by the Committee (“Performance Share Awards”).  Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(i)             Award Period and Performance Goals.  The Company shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made (“Award Period”).  The Company shall also establish performance objectives (“Performance Goals”) to be met by the Company, subsidiary or division during the Award Period as a condition to payment of the Performance Share Award.  The Performance Goals may include earnings per share, return on stockholder equity, return on assets, net income, or any other financial or other measurement established by the Company.  The Performance Goals may include minimum and optimum objectives or a single set of objectives.

 (ii)           Payment of Performance Share Awards.  The Company shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum-payment.  The Performance Share Award shall be expressed in terms of shares of Common Stock and referred to as “Performance Shares”.  After the completion of an Award Period, the performance of the Company, subsidiary or division shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share Award shall be paid.  The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash.  Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

(iii)           Revision of Performance Goals.  At any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary or division and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

(iv)          Requirement of Employment.  A grantee of a Performance Share Award must remain in the employment of the Company until the completion of the Award Period in-order to be entitled to payment under the Performance Share Award; provided, that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

(v)           Dividends.  The Committee may, in its discretion, at the time of the granting of a Performance Share Award, provide that any dividends declared on the Common Stock during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (a) paid to the grantee, or (b) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

(vi)          Other terms and conditions.  To the extent not specifically provided in this ISP, the Committee may set forth, to the extent it deems appropriate in its sole discretion, vesting, expiration and such other terms, conditions and restrictions of any Performance Share Award granted under this ISP in an agreement or agreements between the Company and the recipient of the Performance Share Award.

7.	Restricted Stock Grants

The Committee may, in its sole discretion,  issue shares of Common Stock or awards of units representing shares of the Company’s Common Stock to a grantee which shares or units shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe (“Restricted Stock Grant”):

(i)            Requirement of Employment.  A grantee of a Restricted Stock Grant must remain in the employment of the Company during a period designated by the Committee (“Restriction Period”).  If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock Grant shall terminate and the shares of Common Stock or units representing shares of the Company’s Common Stock shall be returned immediately to the Company; provided, that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restriction Period.  The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

(ii)            Restrictions on Transfer and Legend on Stock Certificates.  During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock or units representing shares of the Common Stock except to a successor under Section 9 hereof.  Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(iii)           Stockholder Rights.  Beginning on the date of grant of the Restricted Stock award and subject to the execution of the award agreement by the recipient of the award and subject to the terms, conditions and restrictions of the award agreement, the Committee shall determine to what extent the recipient of the award has the rights of a stockholder of the Company including, but not limited to, whether the employee receiving the award has the right to vote the shares or to receive dividends or dividend equivalents.  Restricted Stock awarded with limited or no stockholder rights pending vesting or entitlement will not be represented by certificate and may be denominated as “units” which are converted into the Company’s Common Stock upon satisfaction of the conditions established in the award.

(iv)          Escrow Agreement.  The Company may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(v)           Lapse of Restrictions.  All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met.  The grantee shall then be entitled to have the legend removed from the certificates.

(vi)          Dividends.  The Committee may, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (a) paid to the grantee, or (b) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

(vii)         Other terms and conditions.  To the extent not specifically provided in this ISP, the Committee may set forth, to the extent it deems appropriate in its sole discretion, vesting, expiration and such other terms, conditions and restrictions of any Restricted Stock Grant granted under this ISP in an agreement or agreements between Company and recipient of the Restricted Stock Grant.

8.	Stock Appreciation Rights

The Committee may, in its sole discretion, from time to time grant stand alone stock appreciation rights (“Stock Appreciation Rights”) allowing the grantee to receive, upon exercise thereof, value from the Company equivalent to the amount by which the fair market price per share of the Common Stock on the exercise date exceeds the Base Price times the number of stock appreciation rights exercised (“Share Equivalents”).  Such Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(i)            Award.  Stock Appreciation Rights may be granted (a) on a stand alone basis or (b) in tandem with any Stock Option granted under this Plan pursuant to Section 5(xi) above.  Stock Appreciation Rights granted on a stand alone basis shall specify the Base Price, the number of Share Equivalents, the dates upon which such Stock Appreciation Rights vest, and the date such Stock Appreciation Rights expire (which shall in no event be more than ten (10) years following the date of grant).  The Committee shall, at the time of making any stand alone award of Stock Appreciation Rights, determine whether the value represented on the exercise date shall be settled in cash or in shares of Common Stock or in any combination thereof.

(ii)           Terms and Conditions.  Stand alone Stock Appreciation Rights shall be subject to such terms and conditions which are not inconsistent with this ISP as shall from time to time be approved by the Committee and reflected in the applicable award agreement delivered to the grantee (or in a separate document, which shall be considered for purposes of the Plan to be incorporated into and part of any applicable award agreement), and to the following terms and conditions:

(a)           Stock Appreciation Rights issued on a stand alone basis shall expire on the later of (1) the date which such rights vest on a performance or period of service basis or (2) the expiration date determined by the Committee and set forth in the applicable award agreement delivered to the grantee; provided, however, that all Stock Appreciation Rights shall expire upon the termination of employment of the holder of such Stock Appreciation Rights and upon any such termination any vested rights shall be settled.

(b)           To the extent not specifically provided in this ISP, the Committee may set forth, to the extent it deems appropriate in its sole discretion, vesting, expiration and such other terms, conditions and restrictions of any Stock Appreciation Rights granted under this ISP in an agreement or agreements between the Company and the recipient of the Stock Appreciation Rights.

9.	Discontinuance or Amendment of the Plan.

The Committee may discontinue the ISP at any time and may from time to time amend or revise the terms of the ISP subject to applicable statutes and the requirements of the NASDAQ Stock Market except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Committee amend the ISP without stockholder approval, if the effect of such amendment or absence of such stockholder approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, any other requirement of applicable law or regulation or requirement of the NASDAQ Stock Market.  No incentive shall be granted under the ISP after August 27, 2019 but Incentives granted theretofore may extend beyond that date.

10.	Nontransferability

Each Incentive granted under the ISP shall not be transferable other than by will or the laws of descent and distribution, and with respect to Stock Options, shall be exercisable, during the grantee’s lifetime, only by the grantee or the grantee’s guardian or legal representative.

11.	No Right of Employment

ISP and the Incentives granted hereunder shall not confer upon any Eligible Employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an Eligible Employee at any time and for any or no reason.

12.	Taxes

The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the ISP after giving the person entitled to receive such amount or shares notice as far in advance as practicable and may condition delivery of certificates evidencing shares awarded or purchased under the ISP upon receipt of funds to effect such withholding.

13.	Listing and Registration of the Shares

Each option issued hereunder shall be subject to the requirement that if at any time the Company shall determine that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  In the absence of any such registration or qualification the Company may place the following legend on the certificates representing any shares issued under this Plan:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH TRANSFER MAY BE LAWFULLY EFFECTED IN THE ABSENCE OF SUCH REGISTRATION.”

14.	Effective Date

The Plan shall be effective as of August 27, 2009.

ANNUAL MEETING OF STOCKHOLDERS OF

ALLIED HEALTHCARE PRODUCTS, INC.

November 13, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.alliedhpi.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530000000000001000 6 111309

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" ALL NOMINEES LISTED FOR THE ELECTION OF DIRECTORS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the persons listed below as directors of the company to serve for a term of one year or until their successors are elected and qualified:

NOMINEES:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

○ Judith T. Graves
○ Joseph E. Root
○ Dr. William A. Peck
○ Earl R. Refsland
○ John D. Weil

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To approve the Allied Healthcare Products 2009 Incentive Stock Plan.	☐	☐	☐

3. To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion, and in their discretion.

PLEASE MARK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ALLIED HEALTHCARE PRODUCTS, INC.

Annual Meeting of Stockholders - November 13, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Allied Healthcare Products, Inc. (the "Company"), each dated October 9, 2009, and the Annual Report to Stockholders on Form 10-K, for the fiscal year ended June 30, 2009, and appoints Earl R. Refsland and Daniel C. Dunn as the proxies and attorneys-in-fact, with full power of substitution on behalf and in the name of the undersigned at the 2009 Annual Meeting of Stockholders of the Company to be held on November 13, 2009 at 9:00 a.m., Central Time, at the Corporate Headquarters of Allied Healthcare Products, Inc. 1720 Sublette, St. Louis, Missouri, and any adjournments thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

(Continued and to be signed on the reverse side)

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